Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(unless otherwise indicated, all numbers are in thousands except share and per share information)

On November 19, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2015, among Yodlee Inc. (“Yodlee”), Envestnet, Inc. (“Envestnet”) and Yale Merger Corp. (“Merger Sub”), a wholly owned subsidiary of Envestnet, Merger Sub was merged (the “Merger”) with and into Yodlee with Yodlee continuing as a wholly owned subsidiary of Envestnet.

Under the terms of the Merger Agreement, Yodlee stockholders received $11.51 in cash and 0.1889 of a share of Envestnet common stock per Yodlee share.  Based upon the closing price per share of Envestnet common stock on November 19, 2015, Yodlee stockholders received total consideration with a value of $17.41 per share.

Cash consideration totaled approximately $371 million and Envestnet issued approximately 6,084,000 shares of Envestnet common stock to Yodlee stockholders in the Merger.  Additionally, there were approximately 1,052,000 shares of Envestnet restricted stock awards issued in connection with unvested Yodlee employee equity awards. Holders of 577,829 shares of Yodlee common stock have exercised their statutory appraisal rights under Delaware law.  For purposes of preparing the following pro forma financial statements, Envestnet has assumed that it will pay such stockholders $17.41 in cash for each share of Yodlee common stock held by them.  The ultimate amount actually paid for such shares, which could include interest from the effective date of the Merger through the date of payment at the statutory rate of 5% over the Federal Reserve discount rate, compounded quarterly, could exceed $17.41 per share of Yodlee common stock.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014, combine the historical consolidated statements of operations of Envestnet, Placemark Holdings, Inc. (“Placemark”), which was acquired by Envestnet on October 1, 2014, and Yodlee, giving effect to the Placemark acquisition and the Merger (collectively, the “mergers”) as if they had occurred on January 1, 2014, the first day of the fiscal year ended December 31, 2014. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, combine the historical consolidated statements of operations of Envestnet (including Placemark) and Yodlee, giving effect to the mergers as if they had occurred on January 1, 2014, the first day of the fiscal year ended December 31, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, combines the historical consolidated balance sheets of Envestnet and Yodlee, giving effect to the merger as if it had occurred on September 30, 2015. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•                  separate historical consolidated financial statements of Envestnet as of, and for the year ended, December 31, 2014, and the related notes included in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2014;

•                  separate historical consolidated financial statements of Yodlee as of, and for the year ended December 31, 2014 and the related notes included in Yodlee’s Annual Report on Form 10-K/A for the year ended December 31, 2014, which are incorporated by reference in this Form 8-K/A;

•                  separate historical consolidated financial statements of Envestnet as of, and for the nine months ended, September 30, 2015, and the related notes included in Envestnet’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015;

•                  separate historical consolidated financial statements of Yodlee as of, and for the nine months ended, September 30, 2015, and the related notes included in Yodlee’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015; and

•                  separate historical consolidated financial statements of Placemark as of, and for the nine months ended, September 30, 2014, and the related notes included as Exhibit 99.3 to Envestnet’s Registration Statement on Form S-4 (File No. 333-206833).

The unaudited pro forma condensed combined financial information has been prepared by Envestnet using the acquisition method of accounting in accordance with GAAP. Envestnet has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting, including certain valuation and other studies, is in progress and is not yet at the point where there is sufficient information for a definitive measurement. The assets and liabilities of Yodlee have been measured based on various preliminary estimates using assumptions that Envestnet believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

Envestnet has commenced the necessary valuation and other studies required to complete the acquisition accounting and will finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by ASC 805, but in no event later than one year following completion of the merger.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Envestnet, Placemark and Yodlee would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the merger. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the merger and also does not reflect any restructuring or integration-related costs, if any, to achieve those potential cost savings. No material intercompany transactions between Envestnet, Placemark and Yodlee during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet of Envestnet and Yodlee

As of September 30, 2015

(in thousands)

	Historical		Pro Forma
	Envestnet	Yodlee (1)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$208,348	$73,095	(215,839	)(a),(b)	$65,604
Fees and other receivables, net	25,467	15,173	—		$40,640
Deferred tax assets, net	4,635	—	—		$4,635
Prepaid expenses and other current assets	20,714	6,877	534	(b)	$28,125
Total current assets	259,164	95,145	(215,305)		$139,004

Property and equipment, net	18,461	10,780	—		$29,241
Internally developed software, net	8,891	—	—		$8,891
Intangible assets, net	65,199	—	237,000	(c)	$302,199
Goodwill	134,814	3,068	273,436	(d)	$411,318
Other non-current assets	11,128	2,015	2,591	(b)	$15,734
Total assets	$497,657	$111,008	297,722		$906,387

Liabilities
Current liabilities:
Accrued expenses	$53,224	$13,138	15,354	(e)	$81,716
Accounts payable	5,236	4,667	—		$9,903
Contingent consideration	3,057	—	—		$3,057
Deferred revenue	8,320	4,808	(1,012	)(f)	$12,116
Total current liabilities	69,837	22,613	14,342		$106,792

Convertible notes	148,877	—	—		$148,877
Credit facility	—	—	160,000	(g)	$160,000
Contingent consideration	2,957	—	—		$2,957
Deferred revenue	13,107	127	(26	)(f)	$13,208
Deferred rent and lease incentive	9,784	—	—		$9,784
Deferred tax liabilities, net	718	—	28,000	(h)	$28,718
Other non-current liabilities	2,002	4,780	—		$6,782
Total liabilities	247,282	27,520	202,316		$477,118

Redeemable units in ERS, LLC	2,400	—	—		$2,400

Stockholders’ equity:
Common stock and additional paid in capital	278,725	451,956	(257,708	)(i)	$472,973
Accumulated deficit and accumulated other comprehensive loss	(11,094)	(368,468)	353,114	(j)	$(26,448)
Treasury stock	(20,054)	—	—		$(20,054)
Total equity	247,577	83,488	95,406		$426,471
Non-controlling interest	398	—	—		$398
Total liabilities and equity	$497,657	$111,008	297,722		$906,387

(1)                                 Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of accrued compensation and capital lease obligations, current portion being reclassified to accrued expenses, deferred revenue and accounts receivable.

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and Yodlee

Year Ended December 31, 2014

(in thousands, except share and per share information)

	Pro Forma	Historical	Pro Forma
	Condensed combined pro forma total for Envestnet and Placemark (1)	Yodlee (2)	Adjustments		Combined
Revenues:
Assets under management or administration	$310,830	$—	—		$310,830
Licensing and professional services	54,764	89,081	—		143,845
Total revenues	365,594	89,081	—		454,675

Operating expenses:
Cost of revenues	149,497	11,399	—		160,896
Compensation and benefits	117,421	60,846	7,219	(k)	185,486
General and administration	58,026	18,504	—		76,530
Depreciation and amortization	22,815	3,765	34,327	(c)	60,907
Total operating expenses	347,759	94,514	41,546		483,819

Income (loss) from operations	17,835	(5,433)	(41,546)		(29,144)

Other income (expense), net	1,254	261	(6,567	)(g)	(5,052)

Income (loss) before income tax provision (benefit)	19,089	(5,172)	(48,113)		(34,196)

Income tax provision (benefit)	6,942	1,803	(19,245	)(l)	(10,500)

Net income (loss)	12,147	(6,975)	(28,868)		(23,696)

Add: Net loss attributable to non-controlling interest	195	—	—		195
Net income (loss) attributable to Envestnet, Inc.	$12,342	$(6,975)	(28,868)		$(23,501)

Net income (loss) per share:
Basic	$0.36	$(0.54)			$(0.58)
Diluted	$0.33	$(0.54)			$(0.58)

Weighted average common shares outstanding:
Basic	34,559,558	12,802,000	(6,718,398	)(m)	40,643,160
Diluted	36,877,599	12,802,000	(9,036,439	)(m)	40,643,160

(1)                                 Based on calculations set forth in the unaudited pro forma condensed combined statement of operations for Envestnet, including Placemark, included elsewhere in this Form 8-K/A.

(2)                                 Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of reclassifying employee related costs (salary, benefits, stock compensation, etc.) from cost of revenues, sales and marketing, research and development and general and administrative expenses, into compensation and benefits expenses. In addition, depreciation expense was reclassified from cost of revenues, sales and marketing, research and development and general and administrative expenses, into depreciation and amortization expense.

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and Yodlee

Nine Months Ended September 30, 2015

(in thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet	Yodlee (1)	Adjustments		Combined
Revenues:
Assets under management or administration	$250,472	$—	$—		$250,472
Licensing and professional services	52,012	79,131	—		131,143
Total revenues	302,484	79,131	—		381,615

Operating expenses:
Cost of revenues	122,208	9,115	—		131,323
Compensation and benefits	96,162	54,143	2,286	(k)	152,591
General and administration	44,905	19,917	—		64,822
Depreciation and amortization	17,215	3,605	23,951	(c)	44,771
Restructuring charges	518	—	—		518
Total operating expenses	281,008	86,780	26,237		394,025

Income (loss) from operations	21,476	(7,649)	(26,237)		(12,410)

Other income (expense), net	(6,801)	509	(4,968	)(g)	(11,260)

Income (loss) before income tax provision (benefit)	14,675	(7,140)	(31,205)		(23,670)

Income tax provision (benefit)	6,326	1,662	(12,482	)(l)	(4,494)

Net income (loss)	8,349	(8,802)	(18,723)		(19,176)

Add: Net loss attributable to non-controlling interest	—	—	—		—
Net income (loss) attributable to Envestnet, Inc.	$8,349	$(8,802)	$(18,723)		$(19,176)

Net income (loss) per share:
Basic	$0.23	$(0.29)			$(0.46)
Diluted	$0.22	$(0.29)			$(0.46)

Weighted average common shares outstanding:
Basic	35,651,508	29,932,000	(23,848,398	)(m)	41,735,110
Diluted	37,563,815	29,932,000	(25,760,705	)(m)	41,735,110

(1)                                 Certain reclassifications were made to conform to Envestnet’s financial statement presentation. These reclassifications primarily consist of reclassifying employee related costs (salary, benefits, stock compensation, etc.) from cost of revenues, sales and marketing, research and development and general and administrative expenses, into compensation and benefits expenses. In addition, depreciation expense was reclassified from cost of revenues, sales and marketing, research and development and general and administrative expenses, into depreciation and amortization expense.

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all numbers are in thousands except share and per share information unless otherwise indicated)

1. Description of Transaction

On November 19, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2015, among Yodlee Inc. (“Yodlee”), Envestnet, Inc. (“Envestnet”) and Yale Merger Corp. (“Merger Sub”), a wholly owned subsidiary of Envestnet, Merger Sub was merged (the “Merger”) with and into Yodlee with Yodlee continuing as a wholly owned subsidiary of Envestnet.

Under the terms of the Merger Agreement, Yodlee stockholders received $11.51 in cash and 0.1889 of a share of Envestnet common stock per Yodlee share.  Based upon the closing price per share of Envestnet common stock on November 19, 2015, Yodlee stockholders received total consideration with a value of $17.41 per share.

Cash consideration totaled approximately $371 million and Envestnet issued approximately 6,084,000 shares of Envestnet common stock to Yodlee stockholders in the Merger.  Additionally, there were approximately 1,052,000 shares of Envestnet restricted stock awards issued in connection with unvested Yodlee employee equity awards. Holders of 577,829 shares of Yodlee common stock have exercised their statutory appraisal rights under Delaware law.  For purposes of preparing the following pro forma financial statements, Envestnet has assumed that it will pay such stockholders $17.41 in cash for each share of Yodlee common stock held by them.  The ultimate amount actually paid for such shares, which could include interest from the effective date of the Merger through the date of payment at the statutory rate of 5% over the Federal Reserve discount rate, compounded quarterly, could exceed $17.41 per share of Yodlee common stock.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Envestnet, Placemark and Yodlee. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements. The unaudited pro forma combined per Envestnet common share data set forth below includes the pro forma impact of the acquisition of Placemark on October 1, 2014 as this transaction was deemed significant in accordance with Regulation S-K.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the mergers are completed at the then-current market price.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Envestnet may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Envestnet’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the merger, primarily at their respective fair values and added to those of Envestnet. Financial statements and reported results of operations of Envestnet issued after completion of the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Yodlee.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. In addition, Envestnet capitalized debt issuance costs related to the amendment to Envestnet’s existing credit agreement and are recorded in the pro forma condensed combined balance sheet in prepaid expenses and other current assets and other non-current assets.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is required to include adjustments which give effect to events that are directly attributable to the merger regardless of whether it expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Envestnet and Yodlee subsequent to September 30, 2015 of approximately $5,728 and $9,626, respectively, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of September  30, 2015 as an increase to accrued expenses and a decrease to retained earnings.

The unaudited pro forma condensed combined financial statements do not reflect any projected realization of cost savings following completion of the merger. These cost savings opportunities are primarily related to administrative cost savings. Although Envestnet projects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect any potential restructuring and integration-related costs associated with the projected cost savings. Such restructuring and integration-related costs will be expensed in the appropriate accounting periods after completion of the merger. In addition, the unaudited pro forma condensed combined financial statements do not reflect any potential debt repayments.

3. Accounting Policies

At completion of the merger, Envestnet reviewed Yodlee’s accounting policies and identified one difference, the treatment of sales commissions,  between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. Other than the treatment of sales commissions, which Yodlee capitalizes and amortizes over the contract life and Envestnet expenses as incurred, Envestnet is not aware of any differences that could have a material impact on the combined financial statements, and therefore, the unaudited pro forma condensed combined financial statements assume there are no other differences in accounting policies.

4. Consideration Transferred

The following is a summary of preliminary consideration transferred to effect the acquisition of Yodlee:

Cash consideration	$370,610
Stock paid to owners	189,930
Total consideration paid	560,540
Attribution of the fair market value of replacement awards	4,318	(1)
Less: cash acquired	(63,234)
Total consideration - net of cash received	$501,624

(1)           The Yodlee unvested stock options and unvested restricted stock units were canceled and exchanged for Envestnet restricted stock awards. In accordance with ASC 805, these awards are considered to be replacement awards. Exchanges of share options or other share-based payment awards in conjunction with a business combination are modifications of share-based payment awards in accordance with ASC Topic 718. As a result, a portion of the fair-value-based measure of Envestnet’s replacement awards, are included in measuring the consideration transferred in the business combination. To determine the portion of the replacement award that is part of consideration transferred to acquire Yodlee, we have measured both the replacement awards granted by Envestnet and the historical Yodlee awards as of November 19, 2015 in accordance with ASC 718. The portion of the fair-value-based measure of the replacement award that is part of the consideration transferred in exchange for the acquisition of Yodlee, equals the portion of the Yodlee award that is attributable to pre combination service. Envestnet is attributing a portion of the replacement awards to post combination service as these awards require post combination service. The fair value of the rollover consideration was estimated to be $32,836 of which $4,318 was attributable to pre-acquisition services. The remaining fair value of $28,518 will be amortized over a period of 43 months subsequent to the acquisition date.

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Envestnet in the merger:

Total tangible assets acquired, net of cash acquired	$33,816
Total liabilities assumed	(68,605)
Identifiable intangible assets	237,000
Goodwill	299,413
Total estimated preliminary consideration allocation	$501,624

Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value. Goodwill is calculated as the difference between the acquisition-date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed.

As of the date of this Form 8-K/A filing, Envestnet has not finalized the estimated fair values of Yodlee’s identifiable intangible assets.  Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. For purposes of these unaudited pro forma condensed combined financial statements, the fair value of Yodlee’s identifiable intangible assets and their weighted-average useful lives have been preliminarily estimated as follows:

		Estimated
	Estimated	Useful Life
	Fair Value	in Years
Customer relationships	$178,000	12
Backlog	11,000	4
Proprietary technology	35,000	5
Trade names and domains	13,000	6
Total intangible assets acquired	$237,000

These preliminary estimates of fair value and weighted-average useful life may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once Envestnet has completed the final valuation of Yodlee’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (as applicable) and/or (iii) the estimated weighted-average useful life of each category of intangible assets.  The combined effect of any such changes to these estimated fair values could then also result in a significant increase or decrease to Envestnet’s estimate of associated amortization expense.

6. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 To reflect the cash consideration amount of $370,610 offset by additional borrowings of $160,000 and the use of aggregate $210,610 of available Envestnet and Yodlee cash in order to fund the merger.

(b)                                 To record estimated loan related fees of $5,229 (allocated between prepaid expenses and other current assets $1,743 and other non-current assets $3,486) in connection with the amended credit facility which were paid upon completion of the merger, offset by the write off of capitalized deferred commissions of $1,209 in prepaid expenses and other current assets and $895 in other non-current assets.

(c)                                  To record the estimated fair value of Yodlee’s intangible assets and the resulting amortization expense:

			Amortization
		Estimated	For the	For the
	Estimated	Useful Life	Twelve Months Ended	Nine Months Ended
	Fair Value	in Years	December 31, 2014	September 30, 2015
Customer relationships	$178,000	12	$19,363	$13,796
Backlog	11,000	4	5,797	3,280
Proprietary technology	35,000	5	7,000	5,250
Trade names and domains	13,000	6	2,167	1,625
Total intangible assets acquired	$237,000		$34,327	$23,951

Amortization expense related to the customer relationships and backlog are amortized on an accelerated method and proprietary technology and trade name are amortized on a straight-line method. A five percent increase or decrease in the each of the intangible asset fair values would result in an approximate increase or decrease of $1,700 and $1,200 in the estimated amortization expense for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.

(d)                                 To record the estimated fair value of goodwill of $276,504 for this merger and to eliminate the historical goodwill of Yodlee of $3,068.

(e)                                  To record estimated transaction costs totaling $15,354. These estimated costs are not reflected in the unaudited pro forma condensed combined statement of operations as these costs are non-recurring and are directly related to the acquisition.

(f)                                   To record the fair value adjustment to deferred revenues acquired from Yodlee in accordance with ASC 820. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus a reasonable profit margin to perform services based on deferred revenue balances of Yodlee as of September 30, 2015. The fair value adjustment to deferred revenue will reduce revenues during a period of time following the merger; however this adjustment has not been included in the pro forma condensed combined statement of operations because it is non-recurring in nature.

(g)                                  In connection with the merger, Envestnet amended its credit facility to include a term loan due 36 months after the date of acquisition in the amount of $160,000.

To record the estimated interest expense related to the credit facility related to the acquisition and the amortization of upfront credit facility fees offset by forgone interest income associated with cash to have been used to partially fund a portion of the merger consideration:

	For the	For the
	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
Estimated interest expense on credit facility	$4,991	$3,744
Estimated amortization of upfront facility fees	1,743	1,307
Less: forgone interest income	(167)	(83)
Net	$6,567	$4,968

The calculation of interest expense on the long-term debt securities assumes no repayment of principle for the periods presented and an assumed weighted average annual interest rate of 3.12%. An increase or decrease in the average annual interest rate of 0.125% would result in an approximate increase or decrease of $200 and $150 in the estimated interest expense for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.

(h)                                 To record the estimated deferred tax liability of $94,800 comprised of the difference between the assigned values of the tangible and intangible assets acquired and the tax basis of those assets offset by an estimated deferred tax asset in the amount of $66,800 related to the reversal of Yodlee’s valuation allowance. Envestnet assumed a blended 40% tax rate for all periods shown when estimating the tax impact of the merger, representing the federal statutory tax rate and an estimated state tax rate. The effective tax rate of the combined company could be significantly different than 40% depending upon post-acquisition activities of the combined company. Envestnet assumed the deferred tax items to be non-current in nature.

(i)                                     To eliminate Yodlee’s historical common shares and additional paid-in capital of $451,956 and to record the stock portion of the merger consideration totaling $189,930 and to record the attribution of the fair market value of replacement awards of $4,318.

(j)                                    To eliminate Yodlee’s historical accumulated deficit and accumulated other comprehensive loss totaling $368,468 retained earnings and to record the effects of adjustment (e).

(k)                                 Envestnet issued shares of restricted stock and stock options to certain former Yodlee employees in conjunction with the merger. The restricted stock vest quarterly over three years and stock options vest one-third on the first anniversary of the grant date and quarterly over the next two years. The vesting schedules of the replacement awards remain unchanged. To record stock-based compensation for the issuance of the restricted shares and stock options net of estimated forfeitures, to record stock-based compensation related to the rollover awards, and to eliminate stock-based compensation recorded by Yodlee for the historical periods presented:

	For the	For the
	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
Stock compensation expense for rollover RSA grants	$11,296	$7,087
Stock compensation expense for new RSA and option grants	3,058	2,294
Less: Historical Yodlee stock compensation expense	(7,135)	(7,095)
Net	$7,219	$2,286

(l)                                     To record the pro forma tax effect for the year ended December 31, 2014 and for the nine months ended September 30, 2015 on the adjustments to pro forma net loss before income tax provision at a blended tax rate of 40%. The pro forma combined income tax benefits do not reflect the amounts that would have resulted had Envestnet and Yodlee filed consolidated income tax returns during the periods presented.

(m)                             The adjustments to basic earnings per share (“EPS”) for the periods presented are summarized as follows:

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
Envestnet weighted average shares used to compute basic EPS	34,559,558	35,651,508
Envestnet shares issued to acquire Yodlee	6,083,602	6,083,602
Pro forma weighted average basic shares oustanding	40,643,160	41,735,110

Combined Envestnet and Yodlee weighted average shares outstanding	47,361,558	65,583,508
Pro forma adjustment to compute basic weighted average shares outstanding	(6,718,398)	(23,848,398)

The adjustments to diluted earnings per share for the periods presented are summarized as follows:

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
Envestnet weighted average shares used to compute diluted EPS	36,877,599	37,563,815
Less: common equivalent shares no longer dilutive	(2,318,041)	(1,912,307)
Envestnet shares issued to acquire Yodlee	6,083,602	6,083,602
Pro forma weighted average diluted shares oustanding	40,643,160	41,735,110

Combined Envestnet and Yodlee weighted average shares outstanding	49,679,599	67,495,815
Pro forma adjustment to compute diluted weighted average shares outstanding	(9,036,439)	(25,760,705)

Unaudited Pro Forma Financial Information for Envestnet and Placemark

(all numbers are in thousands except share and per share information unless otherwise indicated)

On October 1, 2014, pursuant to an amended and restated acquisition and agreement of merger (the “Placemark Agreement”), dated August 11, 2014, with Placemark, the selling securityholders named therein and Fortis Advisors, LLC as Securityholder Representative, Envestnet acquired (the “Placemark Acquisition”) all of the outstanding capital stock of Placemark.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is derived from the audited financial statements of Envestnet for the year ended December 31, 2014, included in Envestnet’s Form 10-K for the year ended December 31, 2014, and the unaudited condensed consolidated statement of income of Placemark for the nine month period ended September 30, 2014, which are incorporated by reference in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed Placemark Acquisition which has been accounted for as a purchase business combination in accordance with ASC 805, “Business Combinations”. The assumptions, estimates, and adjustments reflected herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial information and are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed combined statement of operations for the twelve month period ended December 31, 2014 has been prepared as if the Placemark Acquisition was completed on January 1, 2013, the first day of Envestnet’s fiscal year 2013.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the audited consolidated financial statements and related notes of Envestnet, and “Management’s Discussion and Analysis of Financial Condition and results of Operations” contained in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference in this proxy statement/prospectus, and (ii) the unaudited consolidated financial statements and related notes of Placemark for the nine month period ended September 30, 2014, which are included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Envestnet that would have been reported had the Placemark Acquisition been completed as of the date presented, and should not be construed as representative of the future consolidated results of operations of the combined entity.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and Placemark

Year Ended December 31, 2014

(in thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet (1)	Placemark (2)	Adjustments		Combined
Revenues:
Assets under management or administration	$294,223	$17,177	$(570	)(a)	$310,830
Licensing and professional services	54,525	239	—		54,764
Total revenues	348,748	17,416	(570)		365,594

Operating expenses:
Cost of revenues	150,067	—	(570	)(a)	149,497
Compensation and benefits	104,457	11,424	1,540	(b)	117,421
General and administration	54,321	4,961	(1,256	)(c)	58,026
Depreciation and amortization	18,651	477	3,687	(d)	22,815
Total operating expenses	327,496	16,862	3,401		347,759

Income (loss) from operations	21,252	554	(3,971)		17,835

Other income (expense), net	1,255	(1)	—		1,254

Income (loss) before income tax provision	22,507	553	(3,971	)(e)	19,089

Income tax provision (benefit)	8,528	2	(1,588)		6,942

Net income (loss)	13,979	551	(2,383)		12,147

Add: Net loss attributable to non-controlling interest	195	—	—		195
Net income (loss) attributable to Envestnet, Inc.	$14,174	$551	$(2,383)		$12,342

Net income per share:
Basic	$0.41				$0.36
Diluted	$0.38				$0.33

Weighted average common shares outstanding:
Basic	34,559,558				34,559,558
Diluted	36,877,599				36,877,599

(1)                                 Amounts reflect the consolidated statement of operations of Envestnet as reported in Envestnet’s annual report on Form 10-K for the twelve months ended December 31, 2014, filed with the SEC on March 2, 2015.

(2)                                 Certain reclassifications were made to conform to Envestnet’s financial statement presentation.

See notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1. Basis of pro forma presentation

On October 1, 2014, pursuant to the Placemark Agreement, Envestnet acquired all of the outstanding capital stock of Placemark.

The total consideration transferred in the Placemark Acquisition was as follows:

Cash paid to owners	$66,000
Cash acquired	(8,419)
Receivable from working capital settlement	701
$58,282

The unaudited pro forma condensed combined statement of operations of Envestnet and Placemark have been prepared by Envestnet pursuant to the rules and regulations of the SEC.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is derived from the audited financial statements of Envestnet for the year ended December 31, 2014, included in Envestnet’s Form 10-K for the year ended December 31, 2014, and the unaudited condensed consolidated statement of income of Placemark for the nine month period ended September 30, 2014, included elsewhere in this proxy statement/prospectus.

Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. However, Envestnet believes that the disclosures provided herein, taken together with those included in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2014, and the unaudited condensed consolidated financial statements of Placemark for the nine month period ended September 30, 2014 are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined statement of operations is provided for informational purposes only and does not purport to be indicative of Envestnet’s results of operations which would actually have been obtained had such transaction been completed for the periods presented, or for the results of operations that may be obtained in the future.

2. Purchase price allocation

Under the purchase method of accounting, the total consideration transferred was allocated to Placemark’s assets acquired and liabilities assumed based on the fair value of Placemark’s tangible and intangible assets and liabilities as of the beginning of business on October 1, 2014, the Placemark Acquisition date. The excess of the total consideration over the net tangible and intangible assets was recorded as goodwill.

Envestnet made an allocation of the total consideration as follows:

Total tangible assets acquired	$4,323
Total liabilities assumed	(3,118)
Identifiable intangible assets:
Customer relationships	24,000
Proprietary technology	5,000
Trade names and domains	1,000
Goodwill	27,077
Total net assets acquired	$58,282

Total amortizable identifiable intangible assets total $30,000 and consist of customer relationships, proprietary technology and trade names with useful lives that range from 5 years to 11 years.

Goodwill of $27,077 represents the excess of the purchase price of the acquired business over the fair value of the underlying net tangible and identifiable intangible assets and represents the expected synergistic benefits of the transaction, which relate to an increase in future Envestnet revenues as a result of leveraging Placemark’s systems and expertise of its employees, and lower future operating expenses and technology platform-related costs due to the migration of Placemark’s clients to the Company’s platform. The goodwill is also related to the knowledge and experience of the workforce in place. In accordance with applicable accounting standards, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

The goodwill is not deductible for income tax purposes.

3. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

(a)                                 To eliminate transactions between Envestnet and Placemark during the historical period presented.

(b)                                 To record stock-based compensation for the issuance of restricted shares in conjunction with the acquisition, net of estimated forfeitures and to eliminate stock-based compensation recorded by Placemark for the historical period presented:

For the Nine Months Ended September 30, 2014
Stock compensation expense	$1,563
Less: Historical Placemark stock compensation expense	(23)
Net	$1,540

(c)                                  To eliminate the direct, incremental transaction costs in the amount of $1,256 related to the Placemark Acquisition for the year ended December 31, 2014.

(d)                                 To record amortization expense for the effect of purchase accounting on Placemark’s intangible assets:

			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	For the Nine Months Ended September 30, 2014
Customer relationships	24,000	11.0	$3,010
Proprietary technology	5,000	5.0	750
Trade names and domains	1,000	5.0	150
Total intangible assets acquired	$30,000		3,910
Less:
Placemark internal use software amortization			(223)
			$3,687

(e)                                  To record the pro forma tax effect for the year ended December 31, 2014 on the adjustments to pro forma net loss before income taxes based on an estimated statutory rate of 40.0%. The pro forma combined income tax benefits do not reflect the amounts that would have resulted had Envestnet and Placemark filed consolidated income tax returns during the periods presented.